Exhibit 99.1

ATRM REPORTS THIRD QUARTER 2016

RESULTS AND OUTLOOK FOR FISCAL YEAR 2016

St. Paul, Minn (11/15/16)—ATRM Holdings, Inc. (OTCQX: ATRM) (“ATRM” or the “Company”) today reported financial results for its third quarter ended September 30, 2016 and its outlook for the remainder of fiscal year 2016.

Company Operations and EBGL Acquisition:

Through the end of the third quarter of 2016, ATRM’s modular construction business based in South Paris, Maine and operated by the Company’s wholly-owned subsidiary, KBS Builders, Inc. (“KBS”), represented ATRM’s primary operations. As previously announced, on October 4, 2016, the Company acquired certain assets of EdgeBuilder Wall Panels, Inc. and Glenbrook Lumber & Supply, Inc. (collectively, the “Sellers”) through the Company’s newly-formed wholly-owned subsidiaries EdgeBuilder, Inc. (“EdgeBuilder”) and Glenbrook Building Supply, Inc. (“Glenbrook”), respectively, pursuant to the terms of an Asset Purchase Agreement, dated as of the same date (the “Purchase Agreement”). The Company operates the businesses of EdgeBuilder and Glenbrook on a combined basis, and such businesses are referred to on a combined basis as “EBGL”.

Results for the third quarter ended September 30, 2016 for the Company discussed below represent the operations of the KBS business and do not include any results related to EBGL.

Third Quarter 2016 Results:

Net sales were approximately $6.9 million in Q3 2016, compared to $6.4 million in Q3 2015. Residential sales declined to $5.5 million in Q3 2016 compared with $5.8 million in Q3 2015. Commercial sales increased to $1.4 million in Q3 2016 from $0.6 million in Q3 2015. Residential and commercial sales represented 80% and 20%, respectively, of total net sales in Q3 2016 compared with 91% and 9%, respectively, of total net sales in Q3 2015. The decrease in residential sales over the prior-year period was due to a change in the production mix from the prior-year period. While the Company’s facilities were at full production during Q3 2016, the Company had sales from two commercial projects as compared to only one for the prior-year period, resulting in a higher percentage of commercial sales. These two successful commercial projects were completed in Q3 2016 and are consistent with the Company’s previously announced strategy to seek out high-quality commercial projects that KBS is confident it can fully deliver on, limiting the amount of lower margin, site-related work (electrical, plumbing, heating, air condition, etc.). The Company continues to look for similar projects to continue this strategy for the remainder of this year, for 2017 and beyond.

Total costs and expenses increased to $9.0 million in Q3 2016 compared with $8.4 million in Q3 2015:

●	A one-time, non-cash goodwill impairment charge of $1.7 million taken in September 2016 was the most significant factor for this increase in costs. The Company determined that goodwill was impaired and, as a result, recorded a $1.7 million charge in Q3 2016. No such charge was recorded in the prior-year period.

●	Cost of sales decreased to $6.3 million in Q3 2016 from $6.9 million in Q3 2015, due primarily to the implementation of efficiency improvements and overall cost-cutting initiatives that the Company has focused on. Additionally, it is from the result of the Company’s concerted effort to be more selective on commercial projects and improvements in overall pricing.

●	Selling, general and administrative expenses was approximately $1.0 million in Q3 2016 as compared with $1.5 million in Q3 2015. The decrease is primarily due to a $0.4 million non-recurring charge taken in 2015 for severance costs related to a restructuring of KBS’s operations.

Operating loss amounted to approximately ($2.1 million) in Q3 2016 compared with approximately ($2.0 million) in Q3 2015.

Interest expense amounted to approximately $0.4 million in Q3 2016 as compared with approximately $0.3 million for Q3 2015. The increase is primarily related to the recording of interest at the optional paid-in-kind (PIK) interest rate of 12% per annum versus the cash interest rate of 10% per annum on the promissory notes to Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP.

Net loss in Q3 2016 was approximately ($2.5 million), or ($1.10) per share, compared with net loss of approximately ($2.4 million), or ($1.80) per share, in Q3 2015. Weighted average common shares outstanding was approximately 2,226,000 shares in Q3 2016 and 1,331,000 shares in Q3 2015. The increase in outstanding shares resulted primarily from the completion of a common stock rights offering in September 2015.

Adjusted EBITDA in Q3 2016 was approximately ($0.2 million) as compared to ($1.9 million) in Q3 2015. The $1.7 million improvement in Adjusted EBITDA is attributable to the Company’s successful implementation of its strategic initiatives and restructuring plan for KBS, including management changes, cost control measures, efficiency improvements and more judicious selection of commercial projects to pursue.

Balance Sheet as of September 30, 2016:

●	Cash and cash equivalents amounted to approximately $85,000 at September 30, 2016 compared with approximately $624,000 at December 31, 2015.

●	As previously announced, the Company entered into a loan and security agreement with Gerber Finance Inc. in February 2016, providing KBS with a credit facility with borrowing availability of up to $4.0 million. The outstanding balance under the line of credit amounted to approximately $2.8 million (net of deferred financing costs) at September 30, 2016.

●	The Company’s total long-term debt decreased to $9.0 million at September 30, 2016 compared to $10.3 million at December 31, 2015. In February 2016, the Company used $1.0 million of the proceeds from the Gerber Finance line of credit to reduce its debt owing to Lone Star Value Investors, LP. Additionally, during 2016, the Company has paid principal of approximately $0.9 million on the unsecured promissory note to the principal seller of KBS.

Management Comments:

“We are pleased with the third quarter results,” said Dan Koch, president and chief executive officer. “While we were disappointed that the results were negatively impacted by the nonrecurring non-cash goodwill impairment charge of $1.7 million recorded during the quarter, the ongoing results of operations are indicative of the positive changes and improvements made at KBS. The completion of another two successful, profitable commercial projects and the continued flow of single family residential homes demonstrates that the Company’s strategic plan can be successful.”

“As we head into the winter months, we will continue production to complete our backlog of projects, including single family homes and commercial projects, and we will look to continue our current commercial business strategy,” Mr. Koch added. “Our strategy to identify commercial projects with project scopes and terms that are more favorable to KBS, similar to the three most recently completed projects, will be an important factor in achieving the Company’s long-term goals of growing overall sales and improving gross margins for KBS.”

“We continue to be optimistic about the remainder of fiscal year 2016,” Mr. Koch continued. “We have a backlog of work that includes a commercial project and many residential homes to be built in the fourth quarter of 2016 and into the first quarter of 2017, which we are looking to build upon.”

“The continued improvements we are seeing at KBS are very encouraging,” said Jeff Eberwein, Chairman of the Board of Directors. “KBS generated positive Adjusted EBITDA in the third quarter of 2016, which is a significant event in the turnaround of that business. We expect continued improvements on a year-over-year basis going forward. In addition to the turnaround of KBS, we are also very excited about the addition of EBGL to the Company. We expect the addition of EBGL to be immediately accretive to the Company’s revenues and Adjusted EBITDA beginning in the fourth quarter of 2016 and will complement the current KBS operations. We continue to believe KBS is capable of generating annual revenues of $40 million when both plants are fully utilized and operating profit margins of 5-10%. Additionally, we believe that EBGL will add another $15 million to $18 million of annual revenues, with operating profit margins of 10%,” Mr. Eberwein added.

Conference Call Information

ATRM has scheduled an investor conference call for Thursday, November 17, 2016 at 10:00 AM Central Time/11:00 AM Eastern Time to discuss the third quarter results and the EBGL transaction. The call may be accessed by dialing Toll-free 1-877-407-9039 (Toll/International dial 1-201-689-8470) five minutes prior to the scheduled start time and referencing ATRM.

Use of Non-GAAP Financial Measures

This ATRM news release presents the non-GAAP financial measure “Adjusted EBITDA.” The most directly comparable measure for this non-GAAP financial measure is net income (loss). Adjusted EBITDA represents net income (loss) excluding the goodwill impairment charge, settlement gain, interest, taxes, depreciation, amortization and stock-based compensation.

The presentation of this non-GAAP financial measure should not be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the Company has provided reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure below in “Reconciliation of Non-GAAP Financial Measures,” which should be carefully evaluated. This non-GAAP financial measure may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, limiting its usefulness for comparison purposes.

Company management uses this non-GAAP financial measure to evaluate the Company’s performance. As the Company’s core business is manufacturing modular housing units for commercial and residential applications, Company management finds it useful to use financial measures that do not include acquired intangible asset amortization, goodwill impairment loss, settlement gains, stock-based compensation expense, and non-recurring related income tax adjustments. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company’s core business. Additionally, Company management believes the exclusion of interest, taxes, depreciation, amortization, and stock-based compensation helps Company management benchmark its operations and results with its industry.

About ATRM Holdings, Inc.

ATRM Holdings, Inc. (OTCQX: ATRM), through its wholly-owned subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc., manufactures modular housing units for commercial and residential applications. Through its wholly-owned subsidiaries, EdgeBuilder, Inc. and Glenbrook Building Supply, Inc., ATRM also manufactures wall panels, and supplies general contractors with lumber, windows, doors, and other building supplies, used in both residential and commercial construction. ATRM is based in St. Paul, Minnesota, with facilities in South Paris and Waterford, Maine, Oakdale, Minnesota and Prescott, Wisconsin. ATRM’s website is www.atrmholdings.com.

Forward-Looking Statements

This press release may contain “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in the Company’s business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. These forward-looking statements are based upon assumptions and assessments that the Company believes to be reasonable as of the date hereof. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond the Company’s control. Actual results, factors, developments, and events may differ materially from those the Company assumed and assessed. Risks, uncertainties, contingencies, and developments, including those discussed in the Company’s filings with the Securities and Exchange Commission, could cause the Company’s future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

Contact:	Stephen A. Clark
ATRM Holdings, Inc.
(651) 704-1800

ATRM Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net sales	$6,923	$6,426	$17,875	$20,027
Costs and expenses:
Cost of sales	6,326	6,912	17,166	20,414
Selling, general and administrative expenses	984	1,534	3,171	3,664
Goodwill impairment charge	1,733	—	1,733	—
Total costs and expenses	9,043	8,446	22,070	24,078

Operating loss	(2,120)	(2,020)	(4,195)	(4,051)
Other income (expense):
Interest expense	(392)	(318)	(1,116)	(1,107)
Change in fair value of contingent earn-out	22	(62)	24	(62)
Settlement gain	—	—	—	3,687
Loss from operations before income taxes	(2,490)	(2,400)	(5,287)	(1,533)
Income tax (expense)	(2)	(2)	(7)	(4)
Net loss	$(2,492)	$(2,402)	$(5,294)	$(1,537)

Loss per share, basic and diluted	$(1.10)	$(1.80)	$(2.37)	$(1.24)

Weighted average common shares outstanding, basic and diluted	2,266	1,331	2,232	1,235

ATRM Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share data)

	September 30, 2016	December 31, 2015

ASSETS

Current assets:
Cash and cash equivalents	$85	$624
Accounts receivable, net	1,510	2,563
Costs and estimated profit in excess of billings	1,524	472
Inventories	1,014	1,241
Fair value of contingent earn-out, current	384	329
Other current assets	322	173
Total current assets	4,839	5,402

Property, plant and equipment, net	4,142	4,452

Fair value of contingent earn-out, noncurrent	305	548
Goodwill	—	1,733
Intangible assets, net	1,203	1,355

Total assets	$10,489	$13,490

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Note payable – revolving line of credit	$2,821	$—
Current portion of long-term debt	969	1,105
Trade accounts payable	4,766	3,491
Billings in excess of costs and estimated profit	474	765
Accrued compensation	375	104
Other accrued liabilities	1,398	1,984
Total current liabilities	10,803	7,449

Long-term debt, less current portion	9,071	10,252
Deferred income taxes	18	13

Commitments and contingencies

Shareholders’ deficit:
Common stock, $.001 par value; 3,000,000 shares authorized; 2,266,219 and 2,206,219 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	69,540	69,425
Accumulated deficit	(78,945)	(73,651)
Total shareholders’ deficit	(9,403)	(4,224)

Total liabilities and shareholders’ deficit	$10,489	$13,490

ATRM Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net loss	$(2,492)	$(2,402)	$(5,294)	$(1,537)
Goodwill impairment charge	1,733	—	1,733	—
Settlement gain	—	—	—	(3,687)
Interest expense	392	318	1,116	1,107
Depreciation	71	79	227	237
Amortization expense, intangible assets	51	61	152	282
Stock-based compensation	—	67	115	86
Income tax expense	2	2	7	4
Adjusted EBITDA	$(243)	$(1,875)	$(1,944)	$(3,508)